Exhibit 99.1

Canopy Growth Reports First Quarter Fiscal Year 2024 Financial Results

Net revenue in Q1 FY2024 increased 3% year-over-year to $109 million. Adjusting for divestiture of Canadian cannabis retail operations in FY2023, Q1 FY2024 net revenue increased 16% year-over-year

Achieved total cost savings of $172 million through Q1 FY2024

Management reaffirms its expectation to achieve positive Adjusted EBITDA in all business units exiting FY2024, with the exception of BioSteel

SMITHS FALLS, ON, August 9, 2023 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (Nasdaq: CGC) today announces its financial results for the first quarter ended June 30, 2023. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

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All business segments of the Company delivered sequential revenue growth in Q1 FY2024, compared to Q4 FY2023.
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Achieved cost reduction of $47 million in Q1 FY2024, bringing total cost reductions to $172 million since the beginning of FY2023.
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Consistent supply and strong demand for high-quality flower elevated the Tweed brand to the #8 rank within the total flower segment of the Canadian adult-use cannabis market in Q1 FY20241, moving up 19 places year-over-year.
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Canadian cannabis business continued its transformation to simplified, asset-light model in Q1 FY2024, building on the divestiture of national retail operations, closure of eight cultivation facilities to focus on two purpose-built cultivation sites and outsourcing of vape, beverage and edible production to independent, third-party Contract Manufacturing Organizations (“CMO”).
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The Company continues to focus on simplifying its businesses and reducing cash burn; currently reviewing strategic options for BioSteel Sports Nutrition Inc. (“BioSteel”), including a potential sale of the business, in order to remove the cash burden to Canopy Growth as quickly as possible.
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Entities that are expected to be acquired by Canopy USA, LLC (“CUSA”) continue to demonstrate momentum and Canopy Growth continues to work with regulators to advance its novel structure.

“Our performance in the first quarter of Fiscal 2024 validates the difficult but transformative changes we made over the last twelve months. Canopy Growth's businesses demonstrated stability, consistency, and signs of positive momentum, while realizing a substantial reduction in expenses across the enterprise. Our asset-light approach is enabling the agile execution of business initiatives, allowing us to move faster and to be more responsive to consumers."

David Klein, Chief Executive Officer

"With sustained momentum in our core businesses and our cost reduction program, we believe we are on a path to achieving positive Adjusted EBITDA across all our businesses, except BioSteel, exiting Fiscal 2024. The decisive actions we took over the past year are driving significant reduction to ongoing costs across our operations. We also remain focused on opportunities to strengthen our financial position through further reducing cash burn, monetizing non-core assets and reducing debt."

Judy Hong, Chief Financial Officer

First Quarter Fiscal 2024 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[3]	Net loss	Adjusted EBITDA[4]	Free cash flow[5]

Reported	$108.7	5%	5%	$(41.9)	$(57.8)	$(150.7)
vs. Q1 FY2023[2]	3%	1,000 bps	700 bps	98%	27%	(6%)

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1 Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers and government agencies.

2 As Restated

3 Adjusted gross margin is a non-GAAP measure and there were no adjustments for Q1 2024 (Q1 FY2023 - excludes $4.0 million of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

4 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to adjusted EBITDA.

5 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities to free cash flow.

Revenues:

Net revenue of $109 million in Q1 FY2024 increased 3% versus Q1 FY2023. Adjusting for the divestiture of the Company’s Canadian national cannabis retail operations which closed in Q3 FY2023, net revenue increased 16% year-over-year in Q1 FY2024. This increase is driven by higher net revenue at BioSteel, growth in Storz & Bickel, and growth in our Canadian medical cannabis segment, partially offset by lower international medical cannabis sales due in part to a high level of opportunistic bulk sales to Israel in Q1 FY2023 and decreased Canadian adult-use business-to-business revenue.

Gross margin:

Gross margin in Q1 FY2024 was 5% as compared to (5%) in Q1 FY2023. The year-over-year increase in gross margin was due primarily to: (1) improvement in the Canada cannabis segment from realizing expected cost savings and reduced excess inventory write downs and; (2) improvement in the Storz & Bickel segment due to the revenue increase and the associated improvement of operating leverage.

These increases were partially offset by: (1) a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program; and (2) a decline in the BioSteel segment primarily resulting from aging inventory write downs, higher warehousing costs, and higher production costs associated with the BioSteel manufacturing facility located in Verona, Virginia. Excluding BioSteel, gross margin in Q1 FY2024 was 18% compared to (4%) in Q1 FY2023.

Operating expenses:

Total selling, general and administrative ("SG&A") expenses in Q1 FY2024 declined by 12% versus Q1 FY2023, primarily driven by the restructuring actions and cost reduction programs initiated by the Company in Q4 FY2022 and Q4 FY2023. This improvement was partially offset by a year-over-year decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program. These decreases were partially offset by increased investments in BioSteel of approximately $12 million, including costs related to the National Hockey League (“NHL”) sponsorship, which began in Q2 FY2023. Additionally, acquisition, divestiture and other costs included approximately $5 million in legal and audit costs related to the restatement work on BioSteel. Excluding the incremental investments in BioSteel, acquisition, divestiture and other expenses and the COVID-19 relief program, total SG&A expenses decreased 31% in Q1 FY2024 compared to the prior year.

Net Loss:

Net Loss in Q1 FY2024 was $42 million, which is a $2,050 million decrease in the net loss versus Q1 FY2023, primarily attributable to the year-over-year decrease in asset impairment and restructuring costs, and non-cash fair value changes on other financial assets.

Adjusted EBITDA6:

Adjusted EBITDA loss in Q1 FY2024 was $58 million, a $21 million or 27%, improvement in Adjusted EBITDA loss versus Q1 FY2023 primarily attributable to the year-over-year increase in our gross margin, and the year-over-year decrease in our SG&A expenses.

Free Cash Flow7:

Free Cash Flow in Q1 FY2024 was an outflow of $151 million, a 6% increase in outflow versus Q1 FY2023. The year-over-year increase in the free cash outflow primarily reflects the increase in cash used in operating activities partly driven by increased investments in BioSteel, certain non-recurring payments including cash restructuring costs and litigation settlement costs as well as timing of cash receipts and payments. Of the $36 million increase in the amount of receivables in Q1 FY2024 compared to Q4 FY2023, approximately: (1) $16 million was attributable to amounts due related to a facility sale; and; (2) approximately $16 million was due to an increase in accounts receivable at BioSteel driven in part by higher revenue in Q1 FY2024. Additionally, the Company made a cash payment of approximately $17 million during Q1 FY2024 to settle a dispute arising from a previous termination of a certain service agreement.

Cash Position:

Cash and short-term investments amounted to $571 million at June 30, 2023, representing a decrease of $212 million from $783 million at March 31, 2023, reflecting the impact of cash used in operating activities, as well as the second tranche repayment of the term loan pursuant to the Company’s senior secured credit agreement (the “Credit Agreement”) of approximately $118 million, partially offset by proceeds from asset dispositions of approximately $83 million. Gross debt amounted to $1,045 million at June 30, 2023, representing a decline of $262 million from $1,307 million at March 31, 2023.

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6 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to adjusted EBITDA.

7 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities to free cash flow.

Business Highlights
Transformation to simplified, asset-light model is working, delivering significant cost reductions
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Combined SG&A expenses and Cost of Goods Sold ("COGS") reduced by $47 million in Q1 FY2024, and when combined with the reduction of $125 million in FY2023, bringing the cumulative cost reduction total to $172 million.

• Management continues to expect restructuring initiatives announced in FY2023 to deliver combined SG&A and COGS reduction of $240 to $310 million by the end of FY2024.
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As a result of the Company’s Canadian cannabis business transformation initiatives executed to date, Canada cannabis gross margins improved by $12 million in Q1 FY2024 compared to Q1 FY2023, notwithstanding a $14 million reduction in net revenue.

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The Company continues to review and consider its options with respect to the monetization of non-cannabis and non-core assets, including BioSteel, and remains focused on improving profitability, balance sheet strength and liquidity.

Enhanced commercial execution driving growth in Canada cannabis businesses
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The Company's Tweed brand captured 3.1% share of the total flower segment in the Canada adult-use cannabis market in Q1 FY2024, representing a 202 basis point ("bps") improvement year-over-year. The Company continues to see growing demand for high-quality Tweed strains including Tiger Cake and Kush Mints. In Q1 FY2024, Tweed Kush Mints 28g was the fourth best performing flower SKU in Canada.

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Canadian medical cannabis revenue increased 7% year-over-year primarily due to an increase in the average size of medical orders placed and a larger assortment of cannabis product choices offered to registered medical patients.

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In Q1 FY2024, Canopy Growth entered into certain agreements to control and execute the distribution, marketing, and sales of industry leading Wana branded cannabis edible products in Canada. Subsequent to the end of the quarter, the Company announced that Wana branded gummies are now available to its registered medical cannabis patients through Spectrum Therapeutics. The Company expects the addition of Wana products to the Company's product offering in the Canadian cannabis market to be immediately accretive to its Canadian cannabis revenue and profitability.

Consumer products businesses delivered strong performance in Q1 FY2024 with BioSteel and Storz & Bickel delivering significant revenue growth; Storz & Bickel preparing to launch new vaporizer line in the fall of 2023

• BioSteel delivered fourth consecutive quarter of growth, with Q1 FY2024 net revenues increasing 137% year-over-year and 68% sequentially.
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Strong consumer demand has increased BioSteel's market share of the convenience and gas channel in Canada to 11.3%, up 690 bps year-over-year, and increased market share in Ontario to 13.1%, representing a year-over-year increase of 620 bps[8].

• Distribution gains in the United States has helped increase Storz & Bickel revenues 16% year-over-year to $18 million in Q1 FY2024.
• Innovative, new line of Storz & Bickel vaporizers being prepared and anticipated to launch in the fall of 2023 are expected to drive revenue growth.

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8 Nielsen data 13-weeks ended June 30, 2023.

U.S. THC companies continue to strengthen and expand their businesses
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In June 2023, Wana[9] re-entered the State of Florida, marking the 15th active U.S. state or territory for the brand. Through its collaboration with Surterra Wellness in Florida, Wana brand’s premium cannabis-infused gummies lineup, is available to Florida patients across 45 medical cannabis treatment centers in the state.

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In July 2023, Jetty[10] introduced its award-winning vape products into the State of Colorado, its third U.S. state after more than a decade of leadership in California. Earlier in August 2023, Jetty expanded its product offering in California with the launch of the market's first OCal Certified (California cannabis comparable-to-organic certification) solventless vapes in a variety of Sativa and Indica strains[11].

Balance Sheet and Liquidity

The Company ended Q1 FY2024 with cash, cash equivalents and short-term investments of $571 million. Total debt at the end of Q1 FY2024 was $1,045 million, down $262 million compared to Q4 FY2023 driven by the conversion of the US$100 million senior unsecured convertible debentures of the Company into common shares of Canopy Growth, the paydown of approximately $118 million of the Company’s senior secured credit agreement at $0.93 per dollar of debt and the equitization of $12.5 million of the Company’s unsecured senior notes due 2023.

Subsequent to the end of Q1 FY2024, on July 14, 2023, the Company announced that it had entered into a series of agreements with certain of its secured and unsecured lenders, which is expected to further reduce total debt by approximately $437 million by the end of Q3 FY2024 and reduce annualized interest costs by approximately $20 to $30 million.

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9 Until such time as CUSA elects to exercise its rights to acquire Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), CUSA will have no direct or indirect economic or voting interests in Wana, CUSA will not directly or indirectly control Wana, and CUSA, on the one hand, and Wana, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

10 Until such time as CUSA elects to exercise its rights to acquire Lemurian, Inc. (“Jetty”), CUSA will have no direct or indirect economic or voting interests in Jetty, CUSA will not directly or indirectly control Jetty, and CUSA, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

11 https://www.prnewswire.com/news-releases/jetty-extracts-becomes-first-to-produce-ocal-certified-solventless-products-301665051.html

First Quarter Fiscal 2024 Revenue Review12

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q1 FY2024	Q1 FY2023	Vs. Q1 FY2023
		(As Restated)
Canada cannabis
Canadian adult-use cannabis
Business-to-business[13]	$24.2	$26.6	(9%)
Business-to-consumer	$-	$12.4	(100%)
	$24.2	$39.0	(38%)
Canadian medical cannabis[14]	$14.4	$13.4	7%
	$38.6	$52.4	(26%)

Rest-of-world cannabis[15]	$10.2	$13.8	(26%)
Storz & Bickel	$18.1	$15.6	16%
BioSteel[16]	$32.5	$13.7	137%
This Works	$6.0	$5.5	9%
Other	$3.3	$4.9	(33%)

Net revenue	$108.7	$105.9	3%

Canada Cannabis

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Adult-use business-to-business net revenue in Q1 FY2024 decreased 9% over the prior year period driven primarily by lower sales volumes across our premium and value-priced product categories, which for the value-priced category, is largely the result of a strategy shift to move away from low-margin value-priced products. This decrease was partially offset by increased sales of the Company's mainstream brands, primarily resulting from improved product attributes. Adult-use business-to-business net revenue in Q1 FY2024 increased 12% sequentially compared to Q4 FY2023.
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Following the previously announced divestiture of the Company's Canadian retail business in Q3 FY2023, the Adult-use business-to-consumer (retail) net revenue in Q1 FY2024 was nil.
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Medical net revenue in Q1 FY2024 increased 7% from Q1 FY2023 primarily attributable to an increase in the average size of medical orders placed and a larger assortment of cannabis product choices offered to our customers, partially offset by a lower number of medical orders.

Rest-of-world Cannabis

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Rest-of-world cannabis revenue in Q1 FY2024 decreased 26% over Q1 FY2023 due primarily to declines in opportunistic sales to Israel and our U.S. CBD business, partially offset by strong growth in Australia.

Storz & Bickel

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Storz & Bickel vaporizer revenue in Q1 FY2024 increased 16% over Q1 FY2023 due primarily to the expansion of distribution and retail channels in the United States.

BioSteel

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BioSteel sales in Q1 FY2024 increased 137% over Q1 FY2023. The year-over-year increase is primarily attributable to: (1) the expansion of the Company’s distribution in Canada within the grocery, convenience and gas station channel and into the large-format club channel; and (2) stronger sales velocity in existing points of distribution ahead of the summer season resulting from increased brand awareness of BioSteel from our NHL sponsorship.

This Works

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This Works sales in Q1 FY2024 increased 9% over Q1 FY2023. The year-over-year increase is primarily attributable to an expanded product portfolio in our "Bodycare" line and continued success and strengthening sales velocity of our "In Transit" skincare product lineup.

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12 In Q1 FY2024, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

13 For Q1 FY2024, amount is net of excise taxes of $11.0 million and other revenue adjustments of $0.9 million (Q1 FY2023 - $11.6 million and $0.6 million, respectively).

14 For Q1 FY2024, amount is net of excise taxes of $1.4 million (Q1 FY2023 - $1.2 million).

15 For Q1 FY2024, amount reflects other revenue adjustments of $0.1 million (Q1 FY2023 - $0.6 million).

16 For Q1 FY2024, amount reflects other revenue adjustments of $7.6 million (Q1 FY2023 - $1.7 million).

The Q1 FY2024 and Q1 FY2023 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 5:30 PM Eastern Time on August 9, 2023.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/E7gbkpw16N9.

Replay Information

A replay will be accessible by webcast until 11:59 PM Eastern Time on November 7, 2023 at https://app.webinar.net/E7gbkpw16N9.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition, divestiture, and other costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (the "Form 10-Q") to be filed with the Securities and Exchange Commission (the “SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Contact:

Laura Nadeau

Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis and consumer packaged goods ("CPG") company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth's CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the

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Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high‑quality cannabis extracts and pioneer of clean vape technology.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

References to information included on, or accessible through, website do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this press release.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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the Company’s ability to achieve Positive Adjusted EBITDA in all business units exiting FY2024, with the exception of BioSteel;
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the Company’s ability to transform to a an “asset light” model and to further reduce costs and to deliver further SG&A and COGS reduction of $240 to $310 million;
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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
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expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
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our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
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the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis market through the creation of CUSA (the “Reorganization”);
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expectations related to our announcement of certain restructuring actions and the the potential success of, and the costs and benefits associated with the Reorganization, as amended;
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expectations regarding the potential success of, and the costs and benefits associated with the comprehensive steps and actions being undertaken by the Company with respect to its Canadian operations (the “Canadian Transformation Plan”) including any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, operating expenses, employee turnover and other changes with respect thereto;
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expectations related to our announcement of certain restructuring actions (the “Restructuring Actions”), the Reorganization, as amended, the Canadian Transformation Plan and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;
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expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;

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the timing and outcome of the arrangement agreement we entered into with Acreage and CUSA on October 24, 2022, as amended (the “Floating Share Arrangement Agreement)”, the anticipated benefits of such arrangement, the anticipated timing of the acquisition of Acreage’s Class E subordinate voting shares (the “Fixed Shares”) and Class D subordinated voting shares by CUSA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement we previously entered into with Acreage on April 18, 2019, as amended,, including receipt of all regulatory approvals, and the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction;
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the anticipated timing and occurrence of the Company’s annual general and special meeting of shareholders and the proposals to be voted upon by the Company’s shareholders including, among other things, the Shareholder Approval;
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the anticipated issuance of the Debenture Shares following the Shareholder Approval;
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expectations regarding the Company’s contemplated asset sales and the direction of certain proceeds from such asset sales;
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expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;
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expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
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the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
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our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;
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the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
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our remediation plan and our ability to remediate the material weaknesses in our internal control over financial reporting;
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our ability to continue as a going concern;
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the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
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the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group;
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expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
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the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
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our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
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the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
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the future performance of our business and operations;
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our competitive advantages and business strategies;
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the competitive conditions of the industry;
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the expected growth in the number of customers using our products;

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our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
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expectations regarding revenues, expenses and anticipated cash needs;
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expectations regarding cash flow, liquidity and sources of funding;
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expectations regarding capital expenditures;
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the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
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expectations with respect to our growing, production and supply chain capacities;
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expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
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expectations with respect to future production costs;
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expectations with respect to future sales and distribution channels and networks;
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the expected methods to be used to distribute and sell our products;
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our future product offerings;
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the anticipated future gross margins of our operations;
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accounting standards and estimates;
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expectations regarding our distribution network;
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expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements;
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our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange; and
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expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our Adjusted EBITDA and SG&A cost savings may differ materially from the values provided in this news release.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, risks related to our ability to remediate the material

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weaknesses in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control; the risk that our recent restatement could negatively affect investor confidence and raise reputation risks; our ability to continue as a going concern; our limited operating history; risks that we may be required to write down intangible assets, including goodwill, due to impairment; the diversion of management time on issues related to CUSA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis and U.S. hemp products; the risks that the Canadian Transformative Plan will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; risks relating to the long term macroeconomic effects of the COVID-19 pandemic and any future pandemic or epidemic; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 and in Item 1A of Part II of the Form 10-Q to be filed with the SEC. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

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Schedule 1

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	June 30, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$533,266	$677,007
Short-term investments	37,802	105,595
Restricted short-term investments	9,131	11,765
Amounts receivable, net	128,469	93,987
Inventory	142,064	148,901
Prepaid expenses and other assets	32,492	39,999
Total current assets	883,224	1,077,254
Other financial assets	625,268	568,292
Property, plant and equipment	395,206	499,466
Intangible assets	182,942	188,719
Goodwill	84,385	85,563
Other assets	19,509	19,804
Total assets	$2,190,534	$2,439,098

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,554	$76,234
Other accrued expenses and liabilities	75,425	75,991
Current portion of long-term debt and convertible debentures	252,902	556,890
Other liabilities	65,276	94,727
Total current liabilities	451,157	803,842
Long-term debt	792,132	749,991
Deferred income tax liabilities	1,200	357
Other liabilities	98,540	124,886
Total liabilities	1,343,029	1,679,076
Commitments and contingencies
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 626,727,549 shares and 517,305,551 shares, respectively	8,065,281	7,938,571
Additional paid-in capital	2,500,040	2,506,485
Accumulated other comprehensive loss	(8,509)	(13,860)
Deficit	(9,710,882)	(9,672,761)
Total Canopy Growth Corporation shareholders' equity	845,930	758,435
Noncontrolling interests	1,575	1,587
Total shareholders' equity	847,505	760,022
Total liabilities and shareholders' equity	$2,190,534	$2,439,098

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended June 30,
	2023	2022
		(As Restated)
Revenue	$121,112	$118,667
Excise taxes	12,386	12,747
Net revenue	108,726	105,920
Cost of goods sold	102,789	111,506
Gross margin	5,937	(5,586)
Operating expenses:
Selling, general and administrative expenses	91,252	103,413
Share-based compensation	3,865	5,439
Asset impairment and restructuring costs	2,160	1,727,985
Total operating expenses	97,277	1,836,837
Operating loss	(91,340)	(1,842,423)
Other income (expense), net	51,497	(245,578)
Loss before income taxes	(39,843)	(2,088,001)
Income tax expense	(2,018)	(3,749)
Net loss	(41,861)	(2,091,750)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(3,740)	(5,307)
Net loss attributable to Canopy Growth Corporation	$(38,121)	$(2,086,443)

Basic and diluted loss per share	$(0.07)	$(5.24)
Basic and diluted weighted average common shares outstanding	550,459,365	398,467,568

Schedule 3

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of Canadian dollars, unaudited)

	Three months ended June 30,
	2023	2022
		(As Restated)
Cash flows from operating activities:
Net loss	$(41,861)	$(2,091,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	11,343	15,129
Amortization of intangible assets	7,233	6,722
Share-based compensation	3,865	5,439
Asset impairment and restructuring costs	10,582	1,726,877
Income tax expense	2,018	3,749
Non-cash fair value adjustments and charges related to settlement of unsecured senior notes	(68,455)	213,610
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(36,390)	3,781
Inventory	6,837	(993)
Prepaid expenses and other assets	7,045	(9,336)
Accounts payable and accrued liabilities	(22,521)	(15,549)
Other, including non-cash foreign currency	(28,367)	1,806
Net cash used in operating activities	(148,671)	(140,515)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(2,008)	(2,293)
Purchases of intangible assets	(304)	(606)
Proceeds on sale of property, plant and equipment	83,325	-
Redemption of short-term investments	72,222	153,996
Net cash proceeds on sale of subsidiaries	-	(475)
Investment in other financial assets	(472)	(29,205)
Other investing activities	(10,189)	-
Net cash provided by investing activities	142,574	121,417
Cash flows from financing activities:
Proceeds from exercise of stock options	-	210
Repayment of long-term debt	(118,277)	(211)
Other financing activities	(14,833)	(1,043)
Net cash used in financing activities	(133,110)	(1,044)
Effect of exchange rate changes on cash and cash equivalents	(4,534)	13,632
Net decrease in cash and cash equivalents	(143,741)	(6,510)
Cash and cash equivalents, beginning of period	677,007	776,005
Cash and cash equivalents, end of period	$533,266	$769,495

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Net revenue	$108,726	$105,920

Gross margin, as reported	5,937	(5,586)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	3,961
Adjusted gross margin[1]	$5,937	$(1,625)

Adjusted gross margin percentage[1]	5%	(2%)
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2023	2022
		(As Restated)
Net loss	$(41,861)	$(2,091,750)
Income tax expense	2,018	3,749
Other (income) expense, net	(51,497)	245,578
Share-based compensation	3,865	5,439
Acquisition-related costs and other	8,904	4,193
Depreciation and amortization[2]	18,576	21,851
Asset impairment and restructuring costs	2,160	1,727,985
Restructuring costs recorded in cost of goods sold	-	3,961
Adjusted EBITDA[1]	$(57,835)	$(78,994)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months June 30,
(in thousands of Canadian dollars, unaudited)	2023	2022
Net cash used in operating activities	$(148,671)	$(140,515)
Purchases of and deposits on property, plant and equipment	(2,008)	(2,293)
Free cash flow[1]	$(150,679)	$(142,808)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)[2]
	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Canada cannabis segment
Net revenue	$38,614	$52,415
Gross margin, as reported	(495)	(12,534)
Gross margin percentage, as reported	(1%)	(24%)

Adjusted gross margin[1]	$(495)	$(12,534)
Adjusted gross margin percentage[1]	(1%)	(24%)

Rest-of-world cannabis segment
Revenue	$10,162	$13,781
Gross margin, as reported	3,481	(160)
Gross margin percentage, as reported	34%	(1%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	3,300
Adjusted gross margin[1]	$3,481	$3,140
Adjusted gross margin percentage[1]	34%	23%

Storz & Bickel segment
Revenue	$18,073	$15,643
Gross margin, as reported	7,707	5,621
Gross margin percentage, as reported	43%	36%

Adjusted gross margin[1]	$7,707	$5,621
Adjusted gross margin percentage[1]	43%	36%

BioSteel segment
Revenue	$32,468	$13,693
Gross margin, as reported	(7,825)	(1,762)
Gross margin percentage, as reported	(24%)	(13%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	661
Adjusted gross margin[1]	$(7,825)	$(1,101)
Adjusted gross margin percentage[1]	(24%)	(8%)

This Works segment
Revenue	$6,017	$5,520
Gross margin, as reported	2,895	2,647
Gross margin percentage, as reported	48%	48%

Adjusted gross margin[1]	$2,895	$2,647
Adjusted gross margin percentage[1]	48%	48%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

2 In Q1 FY24, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.